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                                                                    EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     NEXTCARD, INC., A DELAWARE CORPORATION


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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     NEXTCARD, INC., A DELAWARE CORPORATION

     NextCard, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

     1. The original Certificate of Incorporation (the "Original Certificate") of the Company was filed with the Secretary of State of the State of Delaware on March 11, 1999.

     2. Pursuant to Sections 242 and 245 of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Original Certificate.

     3. The terms and provisions of this Amended and Restated Certificate of Incorporation have been duly adopted pursuant to the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

     4. The text of the Original Certificate is hereby restated and further amended to read in its entirety as follows:

     FIRST. The name of the corporation is NextCard, Inc.

     SECOND. The address of the Company's registered office in the State of Delaware is in the County of New Castle at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at that address is CT Corporation System.

     THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The Company is authorized to issue three classes of stock, designated "Common Stock", "Nonvoting Common Stock" and "Preferred Stock," respectively. The total number of shares which the Company is authorized to issue is 100,000,000 shares. The number of shares of Common Stock which the Company is authorized to issue is 77,432,715 shares. The number of shares of Nonvoting Common Stock which the Company is authorized to issue is 10,000,000 shares. The number of shares of Preferred Stock which the Company is authorized to issue is 12,567,285 shares, of which 7,567,285 shares are designated as follows:


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          607,812 shares are hereby designated "Series A Preferred Stock";

          1,038,666 shares are hereby designated "Series B-1 Preferred Stock";

          373,334 shares are hereby designated "Series B-2 Preferred Stock";

          1,768,704 shares are hereby designated "Series C-1 Preferred Stock";

          269,397 shares are hereby designated "Series C-2 Preferred Stock";

          2,706,000 shares are hereby designated "Series D-1 Preferred Stock";
          and

          803,372 shares are hereby designated "Series D-2 Preferred Stock."

     The stock, whether Common Stock or Preferred Stock, shall have a par value of one-tenth of one cent ($0.001) per share. As used in this Certificate, "Preferred Stock" shall mean the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock, the Series D-1 Preferred Stock and the Series D-2 Preferred Stock, as defined in Article FIFTH, Section 1 below, along with such other series of Preferred Stock as may be created as contemplated by the following paragraph. As used in this Certificate, "B Preferred" shall mean both the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, "C Preferred" shall mean both the Series C-1 Preferred Stock and the Series C-2 Preferred Stock and "D Preferred" shall mean both the Series D-1 Preferred Stock and the Series D-2 Preferred Stock. As used in this Certificate, "Voting Preferred" shall mean the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series C-1 Preferred Stock and the Series D-1 Preferred Stock.

     The Board of Directors of the Company is hereby authorized to fix or alter the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding). Any retired, repurchased or redeemed shares of Preferred Stock will not be reissuable and shall cease to be part of the authorized capital stock of the Company.

     Upon the amendment of this Article FOURTH to read as herein set forth, each outstanding share of Common Stock is split up and converted into 4.5 shares of Common Stock. In lieu of any fractional shares to which a Common


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Stockholder would be entitled, the Company will pay cash equal to $15.00 per share.

     FIFTH. The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth below.

          1. Definitions. For purposes of this Article FIFTH, the following definitions shall apply:

               a. "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

               b. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

               c. "Original Issue Date" shall mean, with respect to each particular series of Preferred Stock (whether in this Company or relating to a like series of Preferred Stock in NextCard, Inc., a California corporation once NextCard, Inc., a California corporation is merged with and into this Company), the date upon which shares of such series are first issued.

               d. "Original Issue Price" shall mean (i) $2.00 per share for the Series A Preferred Stock, (ii) $2.50 per share for each of the Series B-1 Preferred Stock and Series B-2 Preferred Stock, (iii) $5.80 per share for each of the Series C-1 Preferred Stock and Series C-2 Preferred Stock and (iv) $12.00 per share for each of the Series D-1 Preferred Stock and Series D-2 Preferred Stock.

               e. "Series A Preferred Stock" shall mean the Series A Preferred Stock.

               f. "Series B-1 Preferred Stock" shall mean the Series B-1 Preferred Stock.

               g. "Series B-2 Preferred Stock" shall mean the Series B-2 Preferred Stock.

               h. "Series C-1 Preferred Stock" shall mean the Series C-1 Preferred Stock.

               i. "Series C-2 Preferred Stock" shall mean the Series C-2 Preferred Stock.


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               j. "Series D-1 Preferred Stock" shall mean the Series D-1
Preferred Stock.

               k. "Series D-2 Preferred Stock" shall mean the Series D-2 Preferred Stock.

               l. "Preferred Stockholders" shall mean the holders of any shares of Preferred Stock.

               m. "Common Stockholders" shall mean the holders of any shares of Common Stock.

               n. "Nonvoting Common Stockholders" shall mean the holders of any shares of Nonvoting Common Stock.

               o. "Compensatory Stock" shall mean shares of Common Stock issued to or held by current or former employees, consultants, advisors, officers, directors and other persons who or entities which provide or provided services (including commercial or investment banking services) to the Company or its subsidiaries, including any Options to acquire such shares.

          2. Dividends.

               a. Dividend Preference. The Preferred Stockholders shall be entitled to receive in any fiscal year, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in an amount not less than that amount per share of Preferred Stock as would be payable on the number of shares of Common Stock into which each share of Preferred Stock would be converted pursuant to Section 4 hereof as of the record date for the determination of Common Stockholders entitled to receive such dividend, prior and in preference to any declaration or payment of any dividend on the Common Stock. The right to such dividends on shares of Preferred Stock shall not be cumulative and no right shall accrue to Preferred Stockholders by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

               b. Priority of Dividends. The Company shall make no Distribution (as defined below) to the Common Stockholders in any fiscal year unless and until dividends as provided in subsection (a) above shall have been paid, or declared and set apart, upon all shares of Preferred Stock. No Distribution shall be made to the Common Stockholders at a rate per common equivalent share greater than that at which Distributions are calculated with respect to any series of Preferred Stock.


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               c. Distribution. As used in this Section 2, "Distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of the Company) or the purchase of shares of the Company for cash or other property (other than a repurchase of Compensatory Stock pursuant to the exercise by the Company of any Compensatory Stock Repurchase Right or right of first refusal as defined or described in subsection 2(d) below).

               d. Consent to Certain Repurchases. No restrictions shall apply with respect to repurchases by the Company at cost of Compensatory Stock following termination of the shareholder's employment or services pursuant to agreements providing for the right of said repurchase pursuant to plans, agreements or arrangements (whether now existing or hereafter entered into) approved by the Board of Directors providing for the right of said repurchase between the Company and such persons ("Compensatory Stock Repurchase Rights") or in exercise of the Company's right of first refusal upon a proposed transfer of shares, and each Preferred Stockholder shall be deemed to have consented, for all purposes, to distributions made by the Company in connection with any such repurchase of Compensatory Stock.

          3. Distributions Upon Liquidation. In the event of any liquidation, dissolution, or winding up of the Company (including any Deemed Liquidation Event pursuant to subsection 3(d) below), either voluntary or involuntary, distributions to the stockholders of the Company shall be made in the following manner:

               a. Amount of Liquidation Preference.

                    (1) The holders of C Preferred and D Preferred shall be entitled to receive for each share then held by them, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series A Preferred Stock, B Preferred, Nonvoting Common Stock and Common Stock by reason of their ownership of such stock, out of the assets or surplus funds of the Company legally available therefor ("Distributable Assets"), an amount equal to all declared but unpaid dividends, if any, attributable to the C Preferred and the D Preferred, as the case may be, plus the sum of (A) $5.80 per share for each share of Series C-1 Preferred Stock, (B) $5.80 per share for each share of Series C-2 Preferred Stock, (C) $12.00 per share for each share of Series D-1 Preferred Stock, and (D) $12.00 per share for each share of Series D-2 Preferred Stock, in each case adjusted for any combinations, consolidations, stock distributions or dividends with respect to such shares to the date fixed for distribution.


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          If the Distributable Assets shall be insufficient to permit the payment to the holders of C Preferred and D Preferred of their full aforesaid preferential amount, then the entire Distributable Assets shall be distributed pro rata among the holders of C Preferred and D Preferred in proportion to the respective amounts which would be payable to them if the respective preferential amounts were paid in full.

                    (2) After payment of the full liquidation preference referred to in (i) above, the holders of Series A Preferred Stock and B Preferred shall be entitled to receive for each share then held by them, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the Nonvoting Common Stockholders and the Common Stockholders by reason of their ownership of such stock, out of the Distributable Assets, an amount equal to all declared but unpaid dividends, if any, attributable to the Series A Preferred Stock and the B Preferred, as the case may be, plus the sum of (A) $2.00 per share for each share of Series A Preferred Stock, (B) $2.50 per share for each share of Series B-1 Preferred Stock and (C) $2.50 per share for each share of Series B-2 Preferred Stock, in each case adjusted for any combinations, consolidations, stock distributions or dividends with respect to such shares to the date fixed for distribution.

          If the Distributable Assets shall be insufficient to permit the payment to the holders of Series A Preferred Stock and B Preferred of their full aforesaid preferential amount, then the entire Distributable Assets remaining available for distribution after the application of Section 3(a)(i), above, shall be distributed pro rata among the holders of Series A Preferred Stock and B Preferred in proportion to the respective amounts which would be payable to them if the respective preferential amounts were paid in full.

               b. Distribution after Payment of Liquidation Preference. After payment has been made to the Preferred Stockholders of the full preferential amount set forth in Section 3(a) above, the entire remaining Distributable Assets, if any, shall be distributed on a pro rata basis among the holders of
(i) the Nonvoting Stock and the Common Stock, (ii) the C Preferred and (iii) the D Preferred, determined on the basis of the number of shares of Common Stock into which each such holder's shares of C Preferred and D Preferred could then be converted assuming automatic conversion pursuant to Section 4(b) below, in each case as adjusted for any combinations, consolidations or stock distributions or dividends; provided that such participation by the holders of C Preferred and D Preferred in further distributions pursuant to this subsection 3(b) will terminate once distributions of Distributable Assets per share (A) of C Preferred pursuant to subsection 3(a)(i), above, and this subsection 3(b) cumulatively have equaled


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$11.60, and (B) of D Preferred pursuant to subsection 3(a)(i), above, and this subsection 3(b) cumulatively have equaled (y) $30.00 if such distributions are completed prior to the third anniversary of the Original Issue Date of the Series D-1 Preferred Stock, and (z) $36.00 if such distributions are completed on or after the third anniversary of the Original Issue Date of the Series D-1 Preferred Stock.

               c. Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Except as provided in Section 3(b), above with respect to the C Preferred and the D Preferred, Preferred Stockholders shall not be entitled to convert shares of Preferred Stock into shares of Nonvoting Common Stock or Common Stock in order to participate in any distribution, or series of distributions, as shares of Nonvoting Common Stock or Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

               d. Deemed Liquidation Event. For purposes of this Article FIFTH, the term "Deemed Liquidation Event" shall mean an acquisition of the Company through merger, consolidation or other means, unless the stockholders of the Company immediately prior to any such transaction are holders of a majority of the voting securities of the surviving corporation or acquiring corporation immediately thereafter (for purposes of this calculation, taking into account only securities which any stockholder of the Company owned immediately prior to such Deemed Liquidation Event as a stockholder of the Company or receives in exchange therefor), or a sale or other transfer of all or substantially all of the assets of the Company (or any series of related transactions resulting in the sale or other transfer of all or substantially all of the assets of the Company).

               e. Valuation. For the above purposes, the Board of Directors reasonably and in good faith will determine the fair market value of any non-cash assets constituting Distributable Assets.

          4. Conversion. The Preferred Stockholders shall have conversion rights as follows (the "Conversion Rights"):

               a. Right to Convert. Each share of Voting Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Preferred Stock, into that number of fully paid and nonassessable shares of Common Stock (or, at the election of the holder and with the consent of the Company, into Nonvoting Common Stock) that is equal to (i) $2.00 for the Series A Preferred Stock, (ii) $2.50 for the Series B-1 Preferred Stock, (iii) $5.80 for the Series C-1 Preferred Stock and (iv) $12.00 for the Series D-1 Preferred Stock, in

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each case divided by the respective Conversion Price (as hereinafter defined).
The respective Conversion Prices shall initially be (i) $2 divided by 4.5 for the Series A Preferred Stock, (ii) $2.50 divided by 4.5 for the Series B-1 Preferred Stock, (iii) $5.80 divided by 4.5 for the Series C-1 Preferred Stock and (iv) $12.00 divided by 4.5 for the Series D-1 Preferred Stock, and shall be subject to adjustment as provided herein. The number of shares of Common Stock (or Nonvoting Common Stock, as the case may be) into which each share of Voting Preferred may be converted is hereinafter referred to as the "Conversion Rate" for each such series.

               b. Automatic Conversion. Each share of Preferred Stock (or in the case of clauses (ii), (iii), (iv) or (v), each share of Series A Preferred Stock, B Preferred, C Preferred or D Preferred, respectively) shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share (i) immediately upon the consummation of a firmly underwritten public offering of Common Stock (other than a registration on Form S-8 or comparable form), provided that the price per share is not less than $5.56 (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and the like) and the aggregate gross proceeds to the Company are not less than $25,000,000 after deduction of underwriters' commissions and expenses (a "Qualifying Public Offering"), (ii) in the case of the Series A Preferred Stock, the date on which the number of shares of Series A Preferred Stock outstanding is less than fifty percent (50%) of the greatest number of shares of Series A Preferred Stock that has been outstanding at any time (as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like), (iii) in the case of B Preferred, the date on which the number of shares of B Preferred outstanding is less than fifty percent (50%) of the greatest number of B Preferred that has been outstanding at any time (as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like), (iv) in the case of the C Preferred, the date on which the number of shares of C Preferred outstanding is less than fifty percent (50%) of the greatest number of shares of C Preferred that has been outstanding at any time (as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like), and (iv) in the case of the D Preferred, the date on which the number of shares of D Preferred outstanding is less than fifty percent (50%) of the greatest number of shares of Series D Preferred Stock that has been outstanding at any time (as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations and the like).

     For the above purposes: (i) each share of Series B-2 Preferred Stock will be converted into that number of fully paid and nonassessable shares of Common Stock that is equal to $2.50, divided by the Conversion Price for Series


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B-2 Preferred Stock (the Conversion Price for Series B-2 Preferred Stock shall initially be $2.50 divided by 4.5, and shall be subject to adjustment as provided herein; the number of shares of Common Stock into which each share of Series B-2 Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for Series B-2 Preferred Stock); (ii) each share of Series C-2 Preferred Stock will be converted into that number of fully paid and nonassessable shares of Common Stock that is equal to $5.80, divided by the Conversion Price for Series C-2 Preferred Stock (the Conversion Price for Series C-2 Preferred Stock shall initially be $5.80 divided by 4.5, and shall be subject to adjustment as provided herein; the number of shares of Common Stock into which each share of Series C-2 Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for Series C-2 Preferred Stock); and (iii) each share of Series D-2 Preferred Stock will be converted into that number of fully paid and nonassessable shares of Common Stock that is equal to $12.00, divided by the Conversion Price for Series D-2 Preferred Stock (the Conversion Price for Series D-2 Preferred Stock shall initially be $12.00 divided by 4.5, and shall be subject to adjustment as provided herein; the number of shares of Common Stock into which each share of Series D-2 Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate" for Series D-2 Preferred Stock). Notwithstanding the above, at the election of a holder of Series B-2 Preferred Stock, Series C-2 Preferred Stock or Series D-2 Preferred Stock, and with the consent of the Company, conversion of all or part of such Preferred Stock will be into a like number of shares of Nonvoting Common Stock, rather than Common Stock.

               c. Mechanics of Conversion. No fractional shares of Common Stock or Nonvoting Common Stock (as the case may be) shall be issued upon conversion of Preferred Stock. All shares of Preferred Stock being converted by a holder will be aggregated for the purposes of determining whether a fractional share of Common Stock or Nonvoting Common Stock (as the case may be) results. In lieu of any fractional shares to which the Preferred Stockholder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of such fractional shares as determined reasonably and in good faith by the Board of Directors of the Company. Before any Preferred Stockholder shall be entitled to convert the same into full shares of Common Stock or Nonvoting Common Stock (as the case may be), and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that he elects to convert the same; provided, however, that in the event that certificates are not delivered upon delivery of a conversion notice or in the event of an automatic conversion pursuant to subsection 4(b) above, the shares subject to the notice or the outstanding shares of Preferred Stock subject to automatic conversion shall be


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converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock or Nonvoting Common Stock (as the case may be) issuable upon such conversion or automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the Preferred Stockholder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

          The Company shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such Preferred Stockholder a certificate or certificates for the number of shares of Common Stock or Nonvoting Common Stock (as the case may be) to which he shall be entitled as aforesaid and a check payable to the Preferred Stockholder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock or Nonvoting Common Stock (as the case may be), plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted or immediately prior to the close of business on the date of automatic conversion or the date specified in the conversion notice, as the case may be, and the person or persons entitled to receive the shares of Common Stock or Nonvoting Common Stock (as the case may be) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock or Nonvoting Common Stock (as the case may be) on such date; provided, however, that if the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any Preferred Stockholder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock or Nonvoting Common Stock (as the case may be) issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

               d. Adjustments to Conversion Price for Diluting Issues.

                    (1) Special Definition. For purposes of this subsection 4(d), "Additional Shares of Common" shall mean all shares of Common Stock


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issued (or, pursuant to paragraph (iii) of this subsection 4(d), deemed to be issued) by the Company after the Original Issue Date of the Series D-1 Preferred Stock, other than:

                        (a) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

                        (b) unless a greater number of shares of the Company's Common Stock is approved by a vote of in excess of seventy percent (70%) of the Company's seated Board of Directors, up to 15,201,909 Options issued or deemed issued (either by the Company or by NextCard, Inc., a California corporation, once NextCard, Inc. is merged with and into the Company) from and after March 27, 1997;

                        (c) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph (vi), (vii) or (viii) of this subsection 4(d); and

                        (d) that number of shares of Common Stock issuable pursuant to the exercise of Options issued in connection with secured lending arrangements, lease financing arrangements, agreements to license technology or agreements to provide sponsored research that are, in the aggregate, at any time or from time to time, equal to seven percent (7%) of the sum of (A) the number of shares of Common Stock issued and outstanding, plus (B) the number of shares of Common Stock issuable upon the conversion of all Options, Preferred Stock and other Convertible Securities then outstanding, provided that, for purposes of calculating the number of Options then outstanding for this limited purpose, the maximum number of Options provided for in any employee benefit plan of the Company shall be deemed to have been issued (without giving consideration to any vesting or other restrictions on exercisability).

                    (2) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, such issue for such share of Preferred Stock.

                    (3) Deemed Issue of Additional Shares of Common.

                        (a) Options and Convertible Securities. In the event the Company at any time shall issue any Options or Convertible Securities or shall


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fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, shall be deemed to be Additional Shares of Common issued and outstanding as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (v) of this subsection 4(d)) of such Additional Shares of Common would be less than the Conversion Price of such series of Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                             (i)  no further adjustment in the Conversion Price
of such series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                             (ii) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of such series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                             (iii) no readjustment pursuant to clause (b) above
shall have the effect of increasing the Conversion Price of such series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price of such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;


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                             (iv) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                                  (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                  (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to paragraph (v) of this subsection 4(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

                             (v) if such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Prices which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Prices shall be adjusted pursuant to this paragraph (iii) of this subsection 4(d) as of the actual date of their issuance.

                        (b) Stock Dividends. In the event the Company at any time or from time to time after the Original Issue Date of the Series D-1 Preferred Stock shall declare or pay any dividend on the Common Stock payable in Common Stock, and with respect to which no equivalent Common Stock dividend is to be distributed to holders of such series of Preferred Stock, then and in any such event, Additional Shares of Common shall be deemed to have been issued immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend and the Conversion Price of all series of Preferred Stock in effect immediately prior to the close of business on such record date shall, concurrently with the effectiveness of such stock dividend, be proportionately adjusted.

                    (4) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Company shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph (iii) of this subsection 4(d)) without consideration or for a consideration per share less than the applicable Conversion Price for a series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding or deemed outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common so issued (or deemed to be issued) would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued (or deemed to be issued). For purposes hereof, the number of shares of Common Stock deemed issued associated with the issuance of Options, Preferred Stock and other Convertible Securities will be calculated as the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock which are then currently issuable (without taking into account any vesting restrictions on exercisability) upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or exercise of such Options, calculated without giving effect to further adjustments under this paragraph; provided, however, that there shall be excluded any Options or Convertible Securities which provide for an exercise price or conversion price (including any consideration to be paid upon issuance) that is greater than the fair market value per common equivalent share (as reasonably and in good faith determined by the Board of Directors) of the D Preferred.

                    (5) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Company for the issue of any Additional Shares of Common shall be computed as follows:

                        (a) Cash and Property. Such consideration shall:

                             (i) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                             (ii) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                             (iii) in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as determined in good faith by the Board of Directors.

                        (b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common deemed to have been issued pursuant to paragraph (iii)(1) of this subsection 4(d), relating to Options and Convertible Securities, shall be determined by dividing (X) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (Y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (c) Stock Dividends. Any Additional Shares of Common deemed to have been issued relating to stock dividends shall be deemed to have been issued for no consideration.

                    (6) Adjustments for Subdivisions or Combinations of Common Stock. In the event that after the restatement of this Article FIFTH to read as set forth herein and after effectiveness of the 4.5 for 1 Common Stock split referred to in Article FOURTH the outstanding shares of Common Stock shall be (or the outstanding shares of Common Stock of NextCard, Inc., a California corporation, conditioned on the merger of NextCard, Inc., a California corporation with and into the Company shall have been) subdivided (by stock split or otherwise than by payment of a dividend in Common Stock), into a greater number of shares of Common Stock, the Conversion Prices in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be (or the outstanding shares of Common Stock of NextCard, Inc., a California corporation, conditioned on the merger of NextCard, Inc., a California corporation with an into the Company shall have been) combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

                    (7) Adjustments for Other Distributions. In the event the Company at any time or from time to time makes or fixes a record date for the determination of Common Stockholders entitled to receive any distribution payable in securities of the Company other than shares of Common Stock and other than as otherwise adjusted in this Section 4, then and in each such event provision shall be made so that the Preferred Stockholders shall receive upon such distribution the amount of securities of the Company which they would have received had their Preferred Stock then converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the Preferred Stockholders.

                    (8) Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of shares of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 and the number of shares issuable upon conversion of the shares of

Preferred Stock shall be applicable after that event as nearly equivalent as may be practicable.

               e. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the Preferred Stockholders against impairment.

               f. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Preferred Stockholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Preferred Stockholder, furnish or cause to be furnished to such Preferred Stockholder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Prices at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

               g. Notices of Record Date. In the event that the Company shall propose at any time:

                    (1) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                    (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or any other securities, property, or similar rights;

                    (3) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                    (4) to engage in a Deemed Liquidation Event or any other liquidation, dissolution or winding up of the Company;

then, in connection with each such event, the Company shall send to the Preferred Stockholders at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the Common Stockholders shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (iii) and (iv) above.

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the Preferred Stockholders at the address for each such Preferred Stockholder as shown on the books of the Company.

               h. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          5. Redemption.

               a. Beginning on the fifth anniversary of the Original Issue Date for the Series C-1 Preferred Stock and from time to time thereafter, to the extent all of the shares of C Preferred and D Preferred have not been redeemed or converted prior to such date and to the extent redemption is requested by either (i) the holders of at least 66 2/3% of the then-outstanding shares of Series C-1 Preferred Stock or (ii) the holders of at least 66 2/3% of the then-outstanding shares of Series D-1 Preferred Stock , provided such redemption complies with applicable state and federal laws, the Company shall redeem in three equal annual installments, all of the then-issued, outstanding and unconverted shares of C Preferred or D Preferred, as the case may be, from any source of funds legally available therefor. On a date not less than sixty (60) and not more than ninety (90) days before the fifth anniversary of the Original Issue Date for the C Preferred, the Company shall notify all holders of C Preferred and D Preferred of their rights under this subsection. The shares of C Preferred and D Preferred which have not been redeemed shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of the respective series of Preferred Stock.

               b. Beginning on the later of (i) the completion of redemption and/or conversion of all shares of C Preferred and all shares of D Preferred, or
(ii) August 15, 2002, to the extent all of the shares of Series A Preferred Stock and B Preferred have not been redeemed or converted prior to such date and to the extent redemption is requested by the holders of at least 66 2/3% of the then-outstanding shares of Series A Preferred Stock and B Preferred and provided such redemption complies with applicable state and federal laws, the Company shall redeem in three equal annual installments, all of the then-issued, outstanding and unconverted shares of Series A Preferred Stock and B Preferred from any source of funds legally available therefor. On a date not less than sixty (60) and not more than ninety (90) days before such date, the Company shall notify all holders of Series A Preferred Stock and B Preferred of their rights under this subsection.

               c. The redemption price for each share of Preferred Stock repurchased shall be equal to the Original Issue Price for such shares plus any declared but unpaid dividends.

               d. If, and only if, no funds or insufficient funds are available to the Company at any time to meet the Company's redemption obligations pursuant to Section 5(a) or 5(b), as the case may be, then the Company's obligations to redeem shares of Preferred Stock shall be carried over to the succeeding year (subject to the same limitations on payment as set forth above) until all shares entitled to be redeemed and qualifying for redemption hereunder, if applicable, have been redeemed. The shares of Preferred Stock which have not been redeemed shall continue to be entitled to the dividend, conversion and other rights, preferences, privileges and restrictions of the respective series of Preferred Stock. In the event insufficient funds are available to redeem the relevant shares of Preferred Stock entitled to be redeemed pursuant to Section 5(a) or 5(b) the Company shall effect each such redemption pro rata among the relevant Preferred Stockholders based upon the number of shares of Common Stock issuable upon conversion of such Preferred Stock then held by each such Stockholder; provided, however, that upon the election of at least 66 2/3% of the then-outstanding shares of Preferred Stock entitled to be redeemed pursuant to
Section 5(a) or 5(b), the redemption request may be withdrawn if a written election of withdrawal, executed by the holders of such percentage of Preferred Stock, is delivered to the Company not less than two (2) business days prior to the first annual installment payment date.

               e. At least 15 days' previous notice by certified mail, postage prepaid, shall be given to the holders of record of the relevant Preferred Stock for any redemption, such notice to be addressed to each holder at the address shown in the Company's records and which shall specify the date of redemption, the number of shares of the holder to be redeemed and the date at which conversion rights terminate, which date shall be no earlier than five days prior to the date fixed for redemption. On or after the date of redemption as specified in such notice, each holder shall surrender such holder's certificate for the number of shares to be redeemed as stated in the notice (except that such number of shares shall be reduced by the number of shares which have been converted pursuant to Section 4 hereof between the date of notice and the date on which conversion rights terminate) to the Company at the place specified in such notice. Provided such notice is duly given, and provided that on the redemption date specified there shall be a source of funds legally available for such redemption, and funds necessary for the redemption shall have been paid or set aside and made available on a continuous basis at the place fixed for redemption, then all rights with respect to such shares shall, after the specified redemption date, terminate whether or not said certificates have been surrendered, excepting only that in the latter instance the right of the holder to receive the redemption price thereof, without interest, upon such surrender will not terminate; provided, however, that if funds necessary for any required redemption shall not be available, for any reason, then the rights with respect to such unredeemed shares shall not terminate. Any such redemption shall be effected pro rata among the Preferred Stockholders holding shares of a series of Preferred Stock to be redeemed based on the number of shares of Preferred Stock to be redeemed held by each such holder.

          6. Voting. Except as otherwise expressly provided herein or as required by law, the holders of Voting Preferred and the Common Stockholders shall vote together and not as separate classes.

               a. Preferred Stock. Each holder of Voting Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Voting Preferred held by such Preferred Stockholder could then be converted; provided, however, that each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock held by such Preferred Stockholder could then be converted, times 1.1. The holders of Voting Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Voting Preferred held by each Stockholder could be converted), shall be disregarded. The holders of Series B-2 Preferred Stock, Series C-2 Preferred Stock and Series D-2 Preferred Stock shall have no rights to vote for directors and shall have no other voting rights except as specifically required under applicable law.

               b. Common Stock and Nonvoting Common Stock. Each Common Stockholder shall be entitled to one vote for each share thereof held. Each Nonvoting Common Stockholder shall have the voting rights set forth in Article SIXTH, hereof.

               c. Election of Directors. So long as more than fifty percent (50%) of the shares of Voting Preferred issued remain outstanding, the holders of the Voting Preferred, voting as a separate class and in accordance with
Section 6(a) above, will elect (i) two (2) directors if the authorized size of the board of directors is less than seven (7), and (ii) three (3) directors if the authorized size of the board of directors is seven (7) or more. The Common Stockholders, voting as a separate class, will be entitled to elect the balance of the directors. Any director elected solely by the holders of the Voting Preferred or the Common Stock, as the case may be, may be removed, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the voting power (determined in accordance with Section 6(a), above, in the case of the Voting Preferred) of the Voting Preferred or the Common Stock, as the case may be, either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by, and only by, the holders of the Voting Preferred or the holders of the Common Stock, as the case may be.

          7. Amendments and Changes.

               a. No Series Voting. Other than as provided herein or by law, there shall be no series voting.

               b. Protective Provisions. As long as fifty percent (50%) of the authorized shares of a particular series of Preferred Stock (but excluding for this purpose the Series B-2 Preferred Stock, the Series C-2 Preferred Stock and the Series D-2 Preferred Stock) shall be issued and outstanding, the Company shall not:

                    (1) without first obtaining the approval (by vote or consent as provided by law) of the holders of a majority of the outstanding shares of such series of Preferred Stock:

                         (a) amend or repeal any provision of, or add any
provision to, the Company's Certificate of Incorporation or Bylaws or take any other action that would alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, such series of Preferred Stock;

                        (b) authorize, create or issue shares of any class or series of stock having any preference or priority superior to or on a parity with such series of Preferred Stock with respect to voting, dividends, redemption or upon liquidation; or

                        (c) increase or decrease (other than for decreases resulting from conversion of such series of the Preferred Stock) the number of authorized shares of Preferred Stock.

                    (2) without first obtaining the approval (by vote or consent as provided by law) of the holders of at least seventy percent (70%) of the voting power of the Voting Preferred (determined as provided in Section 6(a), above) voting together as a single class, take any action that would (A) result in or cause a Deemed Liquidation Event, or (B) change the authorized size of the board of directors to other than seven (7).

          8. Notices. Any notice required by the provisions of this Article FIFTH to be given to the Preferred Stockholders shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Stockholder of record at such Stockholder's address appearing on the books of the Company.

          9. Status of Converted or Redeemed Stock. In case any shares of Preferred Stock shall be converted pursuant to Section 4 hereof or redeemed by the Company pursuant to Section 5 hereof, the shares so converted or redeemed shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Company.

     SIXTH. The Nonvoting Common Stock shall have the rights, preferences, privileges and restrictions set forth below:

          1. General Rights. Except as expressly stated in this Article SIXTH, the holder of a share of Nonvoting Common Stock will have all of the rights and privileges and be subject to all of the restrictions applicable to the holder of a share of Voting Common Stock, except that the holders of Nonvoting Common Stock will not participate in any distribution on Common Stock made in shares of Common Stock or in any subdivision or combination of the Common Stock into a greater or lesser number of shares.

          2. Voting. Except as otherwise provided by law and except as hereinafter provided, the holders of the Nonvoting Common Stock shall have no voting rights and shall not be entitled to notice of meetings of shareholders, and the exclusive voting power of the Company shall be vested in the holders of the

Preferred Stock and the Common Stock. Notwithstanding the foregoing, the holders of the Nonvoting Common Stock shall be entitled to the following specific limited voting rights:

               a. The holders of the Nonvoting Common Stock shall be entitled to vote, as a separate class, with respect to any amendment or repeal of any of the provisions of this Article SIXTH that would adversely effect the rights of the holders of Nonvoting Common Stock; and

               b. The holders of the Nonvoting Common Stock shall be entitled to one vote per share of Common Stock into which Nonvoting Common Stock is then convertible, voting with the holders of the shares of Common Stock as if a single class, on any voluntary dissolution or liquidation of the Company.

          3. Conversion. Each holder of record of shares of the Nonvoting Common Stock (a "Holder") shall have the option to convert all or fewer than all of such shares into shares of Common Stock on a one share for one share basis upon the following terms and conditions:

               a. Shares of Nonvoting Common Stock shall be convertible only upon the occurrence of one or another of the events or circumstances described in subparagraphs (1) or (2) below, to the extent described in such subparagraphs:

                    (1) upon a reduction of an original Holder's (the "Original Holder") ownership of shares of Common Stock below 9.999% of the total number of shares of Common Stock outstanding at any given time, that is attributable only to the issuance of additional shares of Common Stock and not because of any action taken by the Original Holder that would reduce the Original Holder's percentage ownership interest in the total number of shares of Common Stock then outstanding provided, however, that the Original Holder's ownership of such shares of Common Stock following the conversion of shares of Nonvoting Common Stock shall not exceed the lesser of 9.999% of the total number of shares of Common Stock then outstanding or such lesser percentage attributable to the Original Holder as a result of actions taken by the Original Holder; and

                    (2) at any time following a transfer of the shares of Nonvoting Common Stock held by the Original Holder to any person or entity not an "affiliate" of such Holder; provided, however, that the Original Holder shall not be permitted to transfer such shares to any party (other than an affiliate of the Original Holder) except in a transfer (A) to the Company, (B) to any party who has acquired more than 50% of the outstanding Common Stock of the Company, or (C) in a widely dispersed distribution or private placement of shares of the

Nonvoting Common Stock to non-affiliated parties in which no party or its affiliate individually or acting in concert with others acquires shares that are convertible into more than 9.999% of the outstanding Common Stock of the Company; or (D) to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on behalf of the Original Holder pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"). (For the purposes hereof, "affiliate" shall have the meaning specified in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.)

               b. The option to convert shares of the Nonvoting Common Stock into shares of Common Stock shall be exercisable by delivering the certificate or certificates for the shares to be converted, properly endorsed to the Company or in blank, together with a written notice specifying the number of shares to be converted, to the Secretary of the Company at the home office of the Company. The conversion of the shares of Nonvoting Common Stock shall be effective as of the date on which the Company receives such certificate or certificates and such notice of conversion.

               c. All shares of Common Stock issued upon the conversion of any shares of Nonvoting Common Stock shall be fully paid and non-assessable.

               d. The number of shares of Common Stock of the Company into which the shares of Nonvoting Common Stock can be converted shall be subject to adjustment from time to time as follows:

                    (1) If, at any time after the issuance of any shares of Nonvoting Common Stock, the Company pays or makes a dividend or other distribution on the Common Stock in shares of Common Stock, then the number of shares of Common Stock into which each share of Nonvoting Common Stock may be converted shall be increased by multiplying such number by a fraction, the denominator of which is the number of shares of such Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator of which is the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution.

                    (2) If, at any time after the issuance of any shares of Nonvoting Stock, the outstanding shares of Common Stock are subdivided into a greater number of such shares, then the number of shares of Common Stock into which each share of Nonvoting Common Stock may be converted shall be proportionately increased, and, conversely, if, at any time after the issuance of any shares of Nonvoting Common Stock, the outstanding shares of Common Stock are combined into a smaller number of such shares, then the number of shares of Common Stock into which each share of Nonvoting Common Stock may be converted shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     SEVENTH. The Board of Directors of the Company is expressly authorized to make, alter or repeal bylaws of the Company, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

     EIGHTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Company.

     The directors shall be divided into three classes (I, II, III). The number of directors comprising each class (assuming no vacancy in any class) shall be as nearly equal in number as possible based upon the number of directors comprising the entire Board of Directors. The Board shall, at or before the first meeting of the Board of Directors following the time of filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), designate the class to which each director then serving shall be a member. The initial terms of the directors in Class I shall extend until the first annual meeting of stockholders following the Effective Time; the initial term of directors in Class II shall extend until the second annual meeting of the stockholders following the Effective Time; and the initial terms of the directors in Class III shall extend until the third annual meeting of stockholders following the Effective Time. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

     Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board of Directors (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

     NINTH. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation or bylaws or of any statute inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring, or any causes of action, suits or claims that, but for this Article NINTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH. The Company reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other person whomsoever by or pursuant to the Certificate of Incorporation in its present form or as hereafter amended are granted, subject to the rights reserved in this Article TENTH.

     ELEVENTH. Subject to the rights, if any, of holders of any class or series of Preferred Stock then outstanding, (i) stockholders are not permitted to call a special meeting of stockholders or to require the Board of Directors or officers of the Company to call such a special meeting, (ii) a special meeting of stockholders may only be called by a majority of the Board of Directors or by the Chief Executive Officer, (iii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors, (iv) advance notice of stockholder nominations for the election of directors and the bringing by stockholders of matters for consideration at an annual meeting of stockholders shall be given in the manner provided in the Bylaws of the Company,
(v) no stockholder shall be entitled to cumulate votes in the election of directors, and (vi) any action required or permitted to be taken by the stockholders must be taken at a duly called and convened annual meeting or special meeting of stockholders and cannot be taken by consent in writing; provided, however, that the provisions of the foregoing clause (vi) shall not apply prior to the consummation of an initial underwritten


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

public offering of the Company's Common Stock that is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be duly executed this _____ day of May, 1999.

                                        ----------------------------------------
                                        Jeremy R. Lent, President


                                        ----------------------------------------
                                        Robert L. Linderman, Secretary


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